EXHIBIT 2.4
                           OLD DEBT EXCHANGE AGREEMENT


      THIS DEBT EXCHANGE AGREEMENT is made as of this 25th day of November, 2003, by and between Advance Display Technologies, Inc., a Colorado corporation (the "Company"), and each of the Lenders listed on EXHIBIT A attached hereto (each, a "Lender," and collectively, the "Lenders").

                                    RECITALS

      WHEREAS, as of the date hereof, the Company is indebted to each Lender in the amount of principal and interest set forth opposite such Lender's name on EXHIBIT A attached hereto pursuant to a series of convertible and demand promissory notes issued by the Company to the Lenders prior to January 25, 2002 (each, a "Note," and collectively, the "Notes");

      WHEREAS, the Company wishes to effect a transaction comprised of the following transactions: (1) the conversion of all of the Series C Preferred Stock into shares of the Company's Common Stock, $.001 par value per share ("Common Stock"), on a 1-for-1 basis (the "Conversion); (2) an investment from one or more third parties of $1 million in exchange for shares of the Company's newly-created Series D Preferred Stock; (3) the Company's acquisition of all of the membership interests of Regent Theaters, LLC; and (4) the conversion of the Company's outstanding debt into shares of the Company's newly-created Series E Preferred Stock and Series F Preferred Stock (collectively, the "Transaction");

      WHEREAS, in connection with the Transaction, each Lender wishes to exchange the principal and interest outstanding under the Lender's Notes into shares of the Company's Series F Preferred Stock ("Series F Shares") at a rate of $1.00 per Series F Share ("Exchange Price");

      WHEREAS, the Board of Directors of the Company, after being fully advised of the relationship of the parties, the terms of the proposed exchange and the effect of such exchange, has authorized the issuance of an aggregate amount of 4,549,015 shares of Series F Preferred Stock to the Lenders in exchange for the cancellation of the Notes.

      NOW, THEREFORE, BE IT RESOLVED, that in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

     1. AMOUNT OF INDEBTEDNESS; EXCHANGE PRICE. The parties agree that the aggregate amount of principal and interest owed to the Lenders under the Notes as of the date hereof is $4,549,015. The Lenders agree that, notwithstanding anything to the contrary in any of the Notes, the total principal and interest owed to each of the Lenders under the Notes is the amount set forth in EXHIBIT A and no additional interest is due or payable or may be exchanged for Series F Shares. The parties further agree and acknowledge that the Exchange Price is the result of good faith negotiations between the Company and the Lenders.

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     2. CONVERSION. The Company and the Lenders hereby agree to exchange an aggregate of $4,549,015 of the principal and interest amount of the Notes for an aggregate of 4,549,015 Series F Preferred Shares ("Debt Exchange"). The amount of principal and interest to be exchanged under each Note(s) held by each Lender and the number of Series F Shares to be issued to each Lender are set forth in EXHIBIT A. The Debt Exchange shall occur simultaneously with, and its effectiveness shall be conditioned upon, the closing of the Transaction.

     3. CANCELLATION OF NOTES. At the Closing, each Lender shall deliver to the Company such Lender's Note(s) which shall be marked "Cancelled."

     4. LEGENDS. The certificate(s) representing the Series F Shares to be issued in connection with the Debt Exchange shall bear the following legends:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     5. COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that each of the Series F Shares that will be issued pursuant to the Debt Exchange will be duly authorized, validly issued, fully paid and nonassessable.

     6. LENDERS' REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. Each Lender hereby represents and warrants to, and covenants and agrees with, the Company as follows:

        (a) Lender has had complete and unrestricted access to all material information about the Company, the Debt Exchange, and the Transaction which could affect Lender's decision to agree to the Debt Exchange, including but not limited to the Certificates of Designation enumerating the rights and preferences of the Series F Preferred Shares and the Company's other Series of Preferred Shares. As a result of Lender's access to all such material information, Lender acknowledges that Lender is fully informed and knowledgeable about the Company, its business, operations and plans, and has therefore made a fair and reasoned decision to consent to the Debt Exchange.

        (b) Lender acknowledges that an investment in the Series F Shares involves a substantial degree of risk and is suitable only for persons with adequate means who have no need for liquidity in their investments.

        (c) Lender has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Series F Shares and the suitability of the investment for Lender.

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        (d) Lender is effecting the Debt Exchange for investment purposes only and has no present intention to sell or exchange the Series F Shares, Lender has adequate means for providing for his current needs in any foreseeable contingency, and Lender has no need to sell the Series F Shares in the foreseeable future.

        (e) Lender is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

        (f) Lender acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Debt Exchange, nor any recommendation or endorsement, of the issuance of the Series F Shares in the Debt Exchange.

        (g) Lender acknowledges that the Series F Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the blue sky laws of any state.

        (h) Lender understands that, in issuing the Series F Shares in the Debt Exchange, the Company has relied upon an exemption from registration provided in the Act and upon all of the foregoing representations and warranties of Lender.

     7. MISCELLANEOUS.

        (a) Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective;

        (b) This Agreement, including the provisions contained in EXHIBIT A, constitutes the entire Agreement between and among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between and among the parties hereof and thereof. Without limiting the foregoing, the Company and each Lender agree that this Agreement supersedes and terminates the Debt Exchange Agreement entered into on September 1, 2002 by and between the Company and such Lenders.

        (c) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law;

        (d) This Agreement shall be binding on and inure to the benefit of each party hereto and his or its legal representatives, successors and assigns;

        (e) This Agreement shall be governed by and construed in accordance with the law of the State of Colorado, without regard to the conflicts of law rules of such state;

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        (f) This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument;

        (g) The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement; and

        (h) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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      IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                                    ADVANCE DISPLAY TECHNOLOGIES, INC.


                                          By:/S/ MATTHEW W. SHANKLE
                                             ---------------------------------
                                                Name: Matthew W. Shankle
                                                Title: President



                                    LENDERS:

                                          /S/ GENE W. SCHNEIDER
                                          ------------------------------------
                                          Gene W. Schneider

                                          /S/ LAWRENCE F. DEGEORGE
                                          ------------------------------------
                                          Lawrence F. DeGeorge

                                          /S/ MARK L. SCHNEIDER
                                          ------------------------------------
                                          Mark L. Schneider

                                          /S/ JOHN P. COLE, JR.
                                          ------------------------------------
                                          John P. Cole, Jr.

                                          /S/ BRUCE H. ETKIN
                                          ------------------------------------
                                          Bruce H. Etkin

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